Exhibit 3.19

SEVENTEENTH AMENDMENT OF TWENTY-FIRST RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-First Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twenty-First Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 25, 2019.

(3)

The Twenty-First Restated Certificate of Limited Partnership is hereby amended to reflect the general partner admissions and withdrawals attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 469.

In affirmation thereof, the facts stated above are true.

Dated: September 22, 2020

General Partner:

By _/s/ Penny Pennington_____________________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Blackley, Edgar Leonard	9/1/2020	12555 Manchester Road	St. Louis, MO 63131
Boehne, Melanie Lynn	9/1/2020	12555 Manchester Road	St. Louis, MO 63131
Lampi, Nicholas Michael	9/1/2020	12555 Manchester Road	St. Louis, MO 63131
Price, Christina Jeanette	9/1/2020	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Lampi Joint Living Trust	9/1/2020	12555 Manchester Road	St. Louis, MO 63131
Melanie L. Boehne Revocable Living Trust	9/1/2020	12555 Manchester Road	St. Louis, MO 63131
The Blackley Living Trust	9/1/2020	12555 Manchester Road	St. Louis, MO 63131
Price Family Trust	9/1/2020	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Seventeenth Amendment of Twenty-First Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.